Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2019 SECOND QUARTER RESULTS

Book value per share increases 5.6%

NEW YORK, NY, August 6, 2019 – Alleghany Corporation (NYSE-Y) announced its financial results for the second quarter and first six months of 2019. Highlights are below.

●

Book value per share[1] was $601.90 as of June 30, 2019, an increase of 14.1% from year-end 2018, and an increase of 5.6% from March 31, 2019. Excluding changes in other comprehensive income primarily related to unrealized appreciation on bonds due to the decline in interest rates, book value per share increased 9.6% from year-end 2018 and 3.6% from March 31, 2019.

●

Earnings per diluted share and operating earnings per diluted share were $20.46 and $12.40, respectively, for the second quarter of 2019, compared with earnings per diluted share and operating earnings per diluted share of $19.44 and $9.78, respectively, for the second quarter of 2018.

●

Earnings per diluted share and operating earnings per diluted share were $50.82 and $22.02, respectively, for the first six months of 2019, compared with earnings per diluted share and operating earnings per diluted share of $30.52 and $21.11, respectively, for the first six months of 2018.

●

Consolidated earnings before income taxes were $376 million and $933 million for the second quarter and first six months of 2019, respectively, an increase of 1.2% and 60.7% from the corresponding 2018 periods.

●	Net premiums written increased 13.4% and 12.0% for the second quarter and first six months of 2019, respectively.

●	Underwriting profit of $115 million and $200 million in the second quarter and first six months of 2019, respectively, generated combined ratios of 91.6% and 92.5%.

●	Net investment income increased 13.0% and 6.2% for the second quarter and first six months of 2019, respectively.

●	Alleghany Capital revenue[2] increased 80.5% and 92.2% for the second quarter and first six months of 2019, respectively.

●

Alleghany Capital earnings before income taxes and operating earnings before income taxes were $33 million and $42 million, respectively, for the second quarter of 2019, compared with earnings before income taxes and operating earnings before income taxes of $8 million and $14 million, respectively, for the second quarter of 2018.

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.
[2]	Relates to Alleghany Capital noninsurance revenue.

The following table summarizes results for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2019	2018	Change	2019	2018	Change
			(in millions, except per share data)

Revenues:

Total revenues	$2,258.7	$1,897.7	19.0%	$4,579.9	$3,482.7	31.5%

Change in the fair value of equity securities	143.7	185.2	(22.4%)	536.0	142.6	275.9%

Net premiums written	1,446.5	1,275.8	13.4%	2,832.1	2,529.2	12.0%

Alleghany Capital revenue[1]	593.7	329.0	80.5%	1,098.7	571.7	92.2%

Net investment income	142.7	126.3	13.0%	265.8	250.4	6.2%

Earnings:

Earnings before income taxes	$376.2	$371.8	1.2%	$932.6	$580.5	60.7%

Underwriting profit	114.9	96.7	18.8%	199.6	227.6	(12.3%)

Net earnings attributable to Alleghany stockholders	295.5	295.1	0.1%	735.7	466.7	57.6%

Operating earnings	179.1	148.4	20.7%	319.2	323.0	(1.2%)

Share and Per share data:

Earnings per diluted share	$20.46	$19.44	5.3%	$50.82	$30.52	66.5%

Operating earnings per diluted share	12.40	9.78	26.8%	22.02	21.11	4.3%

Weighted average diluted shares outstanding	14,439,545	15,180,075	(4.9%)	14,475,360	15,289,594	(5.3%)

[1]	Relates to Alleghany Capital noninsurance revenue.

The following table summarizes the change in book value per share1 for the three and six months ended June 30, 2019:

	Three		Six
	months ended	Percent	months ended	Percent
Book value per share[1]:	June 30, 2019	Change	June 30, 2019	Change

As of the beginning of the period	$570.09		$527.75

Diluted earnings per share	20.46	3.6%	50.82	9.6%

Other comprehensive income and other[2]	11.35	2.0%	23.33	4.5%

As of the end of the period	$601.90	5.6%	$601.90	14.1%

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.
[2]	Primarily related to unrealized appreciation on bonds, after tax.

Weston Hicks, President and chief executive officer, commented, “Alleghany’s growth in book value per share in the second quarter and year-to-date was driven by the excellent investment performance of our equity and bond portfolios, record earnings at Alleghany Capital and solid underwriting results at both RSUI and TransRe.

“Alleghany’s reinsurance and insurance operations generated net premiums written growth of 13.4% in the quarter, along with an underwriting profit of $115 million and a combined ratio of 91.6% compared with a $97 million underwriting profit and a combined ratio of 92.2% in the prior year quarter. The excess and surplus lines underwriting environment continues to tighten and RSUI is benefiting from rate increases, improved terms, increased submissions and strong premium growth across most lines of business. TransRe’s casualty business is benefiting from both modest reductions in ceding commissions and improving original rate trends on its proportional business. On its property catastrophe business, although TransRe benefited from second quarter rate increases, it remains disciplined and has pared back exposure where the rate increases have been insufficient to cover TransRe’s view of risk. CapSpecialty improved its expense ratio in the quarter and, under the direction of its new CEO, continues to make progress towards its goals to improve long-term profitability.

“Alleghany Capital had another excellent quarter, generating pre-tax earnings of $33 million compared with $8 million in last year’s second quarter, and operating earnings of $42 million compared with $14 million in last year’s second quarter. In the first six months of 2019, Alleghany Capital generated pre-tax earnings of $64 million compared with $6 million in the first six months of 2018, and operating earnings of $78 million compared with $17 million in the first six months of 2018. This increase in profitability is primarily due to improved margins and growth at W&W|AFCO Steel and Jazwares. Additionally, revenue almost doubled due to strong organic growth at W&W|AFCO Steel, IPS and Jazwares, as well as through the inclusion of Concord, which was acquired in October 2018.

“The overall investment portfolio returned 2.7% in the quarter. Interest income grew, reflecting the significant reallocation from equities to bonds in the first quarter of 2019. Additionally, the bond portfolio appreciated due to lower interest rates and generated a $207 million increase in unrealized gains in the second quarter.

“Our managed equity portfolio returned 6.7% in the quarter and 23.9% year-to-date. Given this strong performance and our views of the potential market risk in the second half of 2019, in mid-July we hedged the market risk on approximately half of our managed equity portfolio to protect our gains to date.”

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2019	2018	Change	2019	2018	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance Segment	$1,112.9	$976.6	14.0%	$2,220.5	$1,973.7	12.5%
Insurance Segment	333.6	299.2	11.5%	611.6	555.5	10.1%

	$1,446.5	$1,275.8	13.4%	$2,832.1	$2,529.2	12.0%

Underwriting profit:
Reinsurance Segment	$75.9	$69.8	8.7%	$115.9	$168.6	(31.3%)
Insurance Segment	39.0	26.9	45.0%	83.7	59.0	41.9%

	$114.9	$96.7	18.8%	$199.6	$227.6	(12.3%)

Reinsurance

Net premiums written increased by 14.0% and 12.5% in the second quarter and first six months of 2019 from the corresponding 2018 periods, respectively, primarily reflecting the impact of TransRe’s August 29, 2018 purchase of the renewal rights to a block of U.S. treaty reinsurance business (the “Renewal Rights Purchase”), partially offset by a decrease in net premiums written related to a certain large whole account quota share treaty and the impact of changes in foreign currency exchange rates. Excluding the impact of the Renewal Rights Purchase, net premiums written increased by 6.9% and 4.3% in the second quarter and first six months of 2019 from the corresponding 2018 periods, respectively.

TransRe’s 2019 second quarter combined ratio was 92.9%, compared with 92.8% for the 2018 second quarter, primarily reflecting less favorable prior accident year loss reserve development, partially offset by a lower attritional loss ratio. TransRe’s higher underwriting profit, despite a slightly higher combined ratio, reflects the impact of higher net premiums earned. TransRe’s combined ratio was 94.5% for the first six months of 2019, compared with 91.4% for the first six months of 2018. TransRe’s lower underwriting profit and higher combined ratio primarily reflect less favorable prior accident year loss reserve development, partially offset by the impact of higher net premiums earned.

Insurance

Net premiums written increased by 11.5% and 10.1% in the second quarter and first six months of 2019 from the corresponding 2018 periods, respectively. RSUI’s net premiums written increased by 13.8% and 11.0% in the second quarter and first six months of 2019 from the corresponding 2018 periods, respectively, reflecting growth in most lines of business due to higher rates, increased submissions and improved general market conditions, with the most significant growth coming from the property line of business. CapSpecialty’s net premiums written increased by 5.3% and 7.6% in the second quarter and first six months of 2019 from the corresponding 2018 periods, respectively, primarily reflecting CapSpecialty’s continued growth in the healthcare and professional lines of business. In addition, the increase in net premiums written in the first six months of 2019 from the first six months of 2018 also reflects the impact of CapSpecialty’s purchase on February 20, 2018 of certain renewal rights to a modest-sized environmental block of business.

The insurance segment’s combined ratio was 86.2% in the second quarter of 2019 compared with 89.5% in the second quarter of 2018, and was 84.8% in the first six months of 2019 compared with 88.3% in the first six months of 2018. The lower combined ratios and higher underwriting profits primarily reflect higher favorable prior accident year loss reserve development and the impact of higher net premiums earned at RSUI, partially offset by unfavorable prior accident year loss reserve development and higher losses in the surety lines of business at CapSpecialty.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and operating earnings (losses) before income taxes for the Alleghany Capital segment for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,
	2019				2018
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$22.9	$16.6	$(6.1)	$33.4	$8.8	$1.9	$(3.0)	$7.7

Less: net realized capital gains	(0.2)	-	-	(0.2)	(0.2)	0.3	-	0.1
Add: amortization of intangible assets	3.9	4.5	-	8.4	2.4	3.4	-	5.8

Operating earnings (losses) before income taxes	$26.6	$21.1	$(6.1)	$41.6	$11.0	$5.6	$(3.0)	$13.6

	Six Months Ended June 30,
	2019				2018
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$34.6	$39.7	$(10.7)	$63.6	$10.9	$-	$(4.9)	$6.0

Less: net realized capital gains	(0.6)	-	-	(0.6)	(0.5)	-	-	(0.5)
Add: amortization of intangible assets	6.4	8.7	-	15.1	4.4	6.8	-	11.2

Operating earnings (losses) before income taxes	$40.4	$48.4	$(10.7)	$78.1	$14.8	$6.8	$(4.9)	$16.7

The increases in earnings before income taxes in the second quarter and first six months of 2019 from the corresponding 2018 periods primarily reflect higher earnings in non-industrial and industrial operations. The increase in non-industrial earnings before income taxes primarily reflects the impact of higher sales and higher margins at Jazwares and, to a lesser extent, the acquisition of Concord and higher sales at IPS. The increase in industrial earnings before income taxes primarily reflects higher sales and higher margins at W&W|AFCO Steel.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the second quarter of 2019 and first six months of 2019 of $143 million and $266 million, respectively, an increase of 13.0% and 6.2%, respectively, from the corresponding 2018 periods. The increase in net investment income in the second quarter of 2019 from the second quarter of 2018 primarily reflects higher interest income and, to a lesser extent, higher partnership income, partially offset by lower dividend income.

The increase in net investment income in the first six months of 2019 from the first six months of 2018 primarily reflects higher interest income and, to a lesser extent, lower performance-based investment fees, partially offset by lower partnership income and dividend income.

The increases in interest income and decrease in dividend income in the second quarter and first six months of 2019 from the corresponding 2018 periods primarily reflect the reallocation of a significant portion of Alleghany’s investment portfolio from equity securities to debt securities in the first quarter of 2019.

Financial statement total return3 on investments was 2.7% for the second quarter of 2019, compared with 1.4% for the second quarter of 2018, reflecting higher net investment income and a significant increase in unrealized gains on the fixed income portfolio, partially offset by a lower increase in the change in fair value of the equity securities portfolio.

OTHER FINANCIAL INFORMATION

As of June 30, 2019, Alleghany had 14,430,862 shares of its common stock outstanding, compared with 14,576,509 shares of its common stock outstanding as of December 31, 2018.

During the first six months of 2019, Alleghany repurchased an aggregate of 148,813 shares of its common stock in the open market for $93 million, at an average price per share of $625.96. As of June 30, 2019, Alleghany had $178 million remaining under its share repurchase authorization.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2019 second quarter and first six months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2019 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) owns and manages operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Precision Cutting Technologies, Inc. (the holding company for Bourn & Koch Inc.), a manufacturer/remanufacturer of specialty machine tools and supplier of replacement parts, accessories and services for a variety of cutting technologies; (ii) R.C. Tway Company, LLC (dba as “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc., a provider of products and services for the funeral and cemetery industries and precast concrete markets. The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a technical service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”); (ii) Jazwares, LLC, a global toy, entertainment and musical instrument company (referred to herein as “Jazwares”); and (iii) CHECO Holdings, LLC, a hotel management and development company (referred to herein as “Concord”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

[3]	As calculated in Alleghany’s financial supplement.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings, operating earnings per diluted share and operating earnings before income taxes, which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions)		(in millions)

Earnings before income taxes	$376.2	$371.8	$932.6	$580.5

Adjustments to earnings before income taxes:

Net investment income	142.7	126.3	265.8	250.4

Change in the fair value of equity securities	143.7	185.2	536.0	142.6

Net realized capital gains	12.4	6.5	16.8	51.0

Other than temporary impairment losses	-	-	(10.0)	(0.5)

Noninsurance revenue	603.9	342.7	1,118.0	594.4

Other operating expenses	(581.5)	(343.2)	(1,083.9)	(608.1)

Corporate administration	(26.0)	(14.1)	(45.3)	(21.9)

Amortization of intangible assets	(8.8)	(6.0)	(15.7)	(11.2)

Interest expense	(25.1)	(22.3)	(48.7)	(43.8)

	261.3	275.1	733.0	352.9

Underwriting profit	$114.9	$96.7	$199.6	$227.6

Operating earnings and operating earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings and operating earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, impairments and amortization of intangible assets.

Reconciliations of operating earnings and operating earnings per diluted share to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, are presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ in millions, except share and per share amounts)
Net earnings attributable to Alleghany stockholders(1)	$295.5	$295.1	$735.7	$466.7

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	143.7	185.2	536.0	142.6
Net realized capital gains	12.4	6.5	16.8	51.0
Other than temporary impairment losses	-	-	(10.0)	(0.5)
Amortization of intangible assets	(8.8)	(6.0)	(15.7)	(11.2)
Income tax effect of adjustments	(30.9)	(39.0)	(110.6)	(38.2)

	116.4	146.7	416.5	143.7

Operating earnings	$179.1	$148.4	$319.2	$323.0

Weighted average diluted common shares outstanding	14,439,545	15,180,075	14,475,360	15,289,594

Earnings per diluted share	$20.46	$19.44	$50.82	$30.52

Operating earnings per diluted share	$12.40	$9.78	$22.02	$21.11
___________________

(1)

The numerators for calculating earnings per diluted share and operating earnings per share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Operating earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Operating earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) other than temporary impairment (“OTTI”) losses; and (v) income taxes. Because operating earnings before income taxes excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, OTTI losses and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses operating earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of operating earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

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Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2018 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2019 – $1,471,057; 2018 – $2,904,496)	$2,292,803	$3,572,790
Debt securities (amortized cost: 2019 – $13,756,921; 2018 – $11,895,850)	14,129,577	11,823,968
Short-term investments	1,054,793	893,776

	17,477,173	16,290,534
Commercial mortgage loans	691,437	676,532
Other invested assets	579,018	555,972

Total investments	18,747,628	17,523,038
Cash	824,818	1,038,763
Accrued investment income	101,384	91,913
Premium balances receivable	965,514	842,642
Reinsurance recoverables	1,667,516	1,921,278
Ceded unearned premiums	243,316	221,232
Deferred acquisition costs	502,645	464,546
Property and equipment at cost, net of accumulated depreciation and amortization	202,480	195,243
Goodwill	481,212	455,142
Intangible assets, net of amortization	587,807	553,136
Current taxes receivable	29,628	116,637
Net deferred tax assets	-	164,890
Funds held under reinsurance agreements	729,586	744,057
Other assets	1,272,844	1,012,379

Total assets	$26,356,378	$25,344,896

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$11,631,798	$12,250,294
Unearned premiums	2,464,150	2,267,078
Senior Notes and other debt	1,714,652	1,669,039
Reinsurance payable	186,018	168,667
Net deferred tax liabilities	42,868	-
Other liabilities	1,455,406	1,127,346

Total liabilities	17,494,892	17,482,424

Redeemable noncontrolling interests	175,572	169,762

Common stock (shares authorized: 2019 and 2018 – 22,000,000; shares issued: 2019 and 2018 – 17,459,961)	17,460	17,460
Contributed capital	3,608,069	3,612,830
Accumulated other comprehensive income (loss)	151,964	(202,003)
Treasury stock, at cost (2019 – 3,029,099 shares; 2018 – 2,883,452 shares)	(1,404,627)	(1,312,939)
Retained earnings	6,313,048	5,577,362

Total stockholders’ equity attributable to Alleghany stockholders	8,685,914	7,692,710

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$26,356,378	$25,344,896

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	Three Months Ended June 30,
	2019	2018
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,356,008	$1,236,959
Net investment income	142,745	126,273
Change in the fair value of equity securities	143,660	185,245
Net realized capital gains	12,354	6,462
Other than temporary impairment losses	-	-
Noninsurance revenue	603,906	342,725

Total revenues	2,258,673	1,897,664

Costs and Expenses
Net loss and loss adjustment expenses	796,803	738,210
Commissions, brokerage and other underwriting expenses	444,316	402,083
Other operating expenses	581,474	343,165
Corporate administration	25,967	14,119
Amortization of intangible assets	8,795	5,966
Interest expense	25,129	22,277

Total costs and expenses	1,882,484	1,525,820

Earnings before income taxes	376,189	371,844
Income taxes	71,356	73,440

Net earnings	304,833	298,404
Net earnings attributable to noncontrolling interest	9,374	3,288

Net earnings attributable to Alleghany stockholders	$295,459	$295,116

Net earnings	$304,833	$298,404
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of $45,881 and ($8,853) in 2019 and 2018, respectively	172,602	(33,305)
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of ($2,594) and ($1,357) for 2019 and 2018, respectively	(9,760)	(5,105)
Change in unrealized currency translation adjustment, net of deferred taxes of $844 and ($2,797) for 2019 and 2018, respectively	3,175	(10,523)
Retirement plans	104	209

Comprehensive income	470,954	249,680
Comprehensive income attributable to noncontrolling interests	9,374	3,288

Comprehensive income attributable to Alleghany stockholders	$461,580	$246,392

Basic earnings per share attributable to Alleghany stockholders	$20.46	$19.44
Diluted earnings per share attributable to Alleghany stockholders	20.46	19.44

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	Six Months Ended June 30,
	2019	2018
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$2,653,317	$2,444,815
Net investment income	265,794	250,399
Change in the fair value of equity securities	536,013	142,596
Net realized capital gains	16,796	50,967
Other than temporary impairment losses	(10,020)	(511)
Noninsurance revenue	1,118,029	594,352

Total revenues	4,579,929	3,482,618

Costs and Expenses
Net loss and loss adjustment expenses	1,589,301	1,408,788
Commissions, brokerage and other underwriting expenses	864,442	808,378
Other operating expenses	1,083,892	608,062
Corporate administration	45,336	21,904
Amortization of intangible assets	15,695	11,230
Interest expense	48,660	43,808

Total costs and expenses	3,647,326	2,902,170

Earnings before income taxes	932,603	580,448
Income taxes	179,868	110,862

Net earnings	752,735	469,586
Net earnings attributable to noncontrolling interest	17,049	2,895

Net earnings attributable to Alleghany stockholders	$735,686	$466,691

Net earnings	$752,735	$469,586
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of $94,630 and ($47,758) in 2019 and 2018, respectively	355,989	(179,663)
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of ($1,423) and ($991) for 2019 and 2018, respectively	(5,353)	(3,726)
Change in unrealized currency translation adjustment, net of deferred taxes of $608 and ($1,442) for 2019 and 2018, respectively	2,290	(5,423)
Retirement plans	1,041	(1,113)

Comprehensive income	1,106,702	279,661
Comprehensive income attributable to noncontrolling interests	17,049	2,895

Comprehensive income attributable to Alleghany stockholders	$1,089,653	$276,766

Basic earnings per share attributable to Alleghany stockholders	$50.88	$30.53
Diluted earnings per share attributable to Alleghany stockholders	50.82	30.52